Exhibit 4.8

FORM OF AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT [    ]

AMENDMENT NO. 1, dated as of [    ], 2013 (this “Amendment No. 1”) TO PARTICIPATION AGREEMENT [            ] dated as of [                    ] (the “Participation Agreement”) between US AIRWAYS, INC. (“Owner”) and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly stated therein, but solely as Indenture Trustee (the “Indenture Trustee”), as Subordination Agent (the “Subordination Agent”), as Pass Through Trustee under each of the Class A Pass Through Trust Agreement, the Class B Pass Through Trust Agreement and the Class C Pass Through Trust Agreement (the “Pass Through Trustee”).

W I T N E S S E T H:

WHEREAS, the Owner, the Indenture Trustee, the Subordination Agent and the Class A Pass Through Trustee and Class B Pass Through Trustee entered into the Participation Agreement;

WHEREAS, the Owner has elected to issue the Series C Equipment Notes as permitted by the Trust Indenture [    ] dated as of the date of the Participation Agreement, and in connection with such issuance, Owner has requested certain amendments to the Trust Indenture (as amended, the “Trust Indenture”) and the Participation Agreement;

WHEREAS, all things have been done to make the Series C Equipment Notes, when executed by the Owner and authenticated and delivered by the Indenture Trustee under the Trust Indenture, the valid, binding and enforceable obligations of the Owner;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Amendment No. 1, including the recital of the parties and the other preceding recitals, have the respective meanings specified therefor in the Trust Indenture.

Section 2. Amendment. Effective as of the date hereof, the Participation Agreement shall be amended as follows:

(a) all references to “this Participation Agreement” in the Participation Agreement shall be deemed to refer to the Participation Agreement as amended by this Amendment No. 1, and all references in the Participation Agreement or in any other Pass Through Agreement or Operative Agreement to the Participation Agreement shall be deemed to refer to the Participation Agreement as amended by this Amendment No. 1;

(b) the Class C Trustee shall be added as a party to the Participation Agreement;

(c) the last paragraph of Section 2.1 of the Participation Agreement shall be amended and restated in its entirety to read as follows:

“In addition, the Owner shall have the option after the Closing Date to redeem and reissue Series B Equipment and to issue, redeem and reissue Series C Equipment Notes, subject to the terms of the Note Purchase Agreement, the Series C Note Purchase Agreement and the Intercreditor Agreement. If Series B or Series C Equipment Notes are so reissued or issued after the Closing Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.”; and

(d) Schedule 1 to the Participation Agreement shall be amended by inserting after the last row thereof the following:

Wilmington Trust Company, as Pass Through Trustee for the 2012-2C Pass Through Trust	Wilmington Trust Company Wilmington, Delaware 19890 Account No.: [ ] ABA#: 031100092 Attention: Corporate Trust Administration Reference: US Airways 2012-2	Wilmington Trust Company 1100 North Market Square Wilmington, Delaware 19890 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

Section 3. No Other Amendments. Except as expressly provided in this Amendment No. 1, all of the terms and conditions of the Participation Agreement shall remain in full force and effect and are hereby ratified and confirmed.

Section 4. Miscellaneous. The terms of this Amendment No. 1 shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. The terms of this Amendment No. 1 shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

US AIRWAYS, INC.

By
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein but solely as Indenture Trustee

By
Name:
Title:

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as expressly set forth herein but solely as Pass Through Trustee under the Pass Through Trust Agreement for the US Airways Pass Through Trust, 2012-2A-O

By
Name:
Title:

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as expressly set forth herein but solely as Pass Through Trustee under the Pass Through Trust Agreement for the US Airways Pass Through Trust, 2012-2B-O

By
Name:
Title:

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as expressly set forth herein but solely as Pass Through Trustee under the Pass Through Trust Agreement for the US Airways Pass Through Trust, 2012-2C-O

By
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein but solely as Subordination Agent

By
Name:
Title: